Exhibit 99.1

Hemisphere Media Group Announces Second Quarter 2022 Financial Results

MIAMI, FL — (August 8, 2022) — Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”) today announced financial results for the second quarter ended June 30, 2022.

Financial Results for the Three and Six Months Ended June 30, 2022

Net revenues were $54.2 million for the three months ended June 30, 2022, an increase of $3.7 million, or 7%, as compared to $50.5 million for the comparable period in 2021. Subscriber revenue decreased $0.2 million, or 1%, primarily due to a decline in U.S. cable subscribers, offset in part by contractual rate increases and new launches of our Cable Networks. Advertising revenue decreased $0.2 million, or 1%, driven by a decline in ad sales at our Cable Networks. Other revenue increased $4.1 million driven primarily by the licensing of content to third parties.

Net revenues were $103.0 million for the six months ended June 30, 2022, an increase of $14.9 million, or 17%, as compared to $88.0 million for the comparable period in 2021, primarily due to the inclusion of Pantaya, which the Company acquired on March 31, 2021. Subscriber revenue increased $12.0 million, or 23%, primarily due to the inclusion of Pantaya. Advertising revenue decreased $0.1 million, driven by a decline in ad sales at our Cable Networks. Other revenue increased $3.0 million, driven primarily by the licensing of content to third parties.

Operating expenses for the three months ended June 30, 2022, were $56.4 million, an increase of 30%, as compared to $43.3 million for the comparable period in 2021. Operating expenses were $110.9 million for the six months ended June 30, 2022, an increase of 46%, as compared to operating expenses of $75.8 million for the same period in 2021. The increase in the current quarter is primarily due to higher programming and personnel costs, as well as legal and financial advisory fees incurred in connection with the Proposed Transactions (as defined below). The increase in the six-month period, is also due to the inclusion of Pantaya’s expenses, principally programming, marketing, streaming delivery, personnel costs, and third-party distribution fees, as well as an increase in depreciation and amortization expense.

Net loss attributable to Hemisphere Media Group, Inc. for the three months ended June 30, 2022, was $3.9 million, as compared to net loss of $6.3 million for the comparable period in 2021. Net loss for the six months ended June 30, 2022, was $17.1 million, as compared to net income of $27.1 million for the comparable period in 2021, as the prior year period benefitted from a one-time non-cash gain of $30.1 million recognized on the existing 25% equity interest in Pantaya upon the step acquisition of the remaining 75% equity interest.

Adjusted EBITDA was $10.8 million for the three months ended June 30, 2022, as compared to Adjusted EBITDA of $12.3 million for the same period in 2021. Adjusted EBITDA was $15.2 million for the six months ended June 30, 2022, as compared to Adjusted EBITDA of $28.0 million for the same period in 2021. The decrease was primarily due to operating losses at Pantaya.

As of June 30, 2022, the Company had $251.0 million in debt and $28.9 million of cash. The Company’s gross leverage ratio was approximately 7.0x, and net leverage ratio was approximately 6.2x (each as calculated below).

The following tables set forth the Company's financial performance for the three and six months ended June 30, 2022 and 2021, as well as select financial data as of June 30, 2022 and December 31, 2021:

HEMISPHERE MEDIA GROUP, INC.

Comparison of Consolidated Operating Results

(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

	(Unaudited)		(Unaudited)
Net revenues	$54,174	$50,460	$102,973	$88,037
Operating expenses:
Cost of revenues	18,348	14,798	33,473	26,577
Selling, general and administrative	25,911	24,908	56,569	36,299
Depreciation and amortization	3,335	4,337	10,964	7,002
Other expenses	8,939	1,363	10,057	8,091
Gain from FCC spectrum repack and other	(95)	(2,124)	(141)	(2,176)
Total operating expenses	56,438	43,282	110,922	75,793

Operating (loss) income	(2,264)	7,178	(7,949)	12,244

Other (expense) income:
Interest expense and other, net	(3,111)	(3,165)	(6,275)	(5,523)
Gain (loss) on equity method investment activity	2,283	(8,569)	(2,489)	24,040
Other expense, net	-	-	-	(668)
Total other (expense) income	(828)	(11,734)	(8,764)	17,849
(Loss) income before income taxes	(3,092)	(4,556)	(16,713)	30,093

Income tax expense	(819)	(1,785)	(426)	(3,053)
Net (loss) income	$(3,911)	$(6,341)	$(17,139)	$27,040

Net loss attributable to non-controlling interests	-	55	-	32
Net (loss) income attributable to Hemisphere Media Group, Inc.	$(3,911)	$(6,286)	$(17,139)	$27,072

Reconciliation of net (loss) income attributable to Hemisphere Media Group, Inc. to Adjusted EBITDA:
Net (loss) income attributable to Hemisphere Media Group, Inc.	$(3,911)	$(6,286)	$(17,139)	$27,072
Add (Deduct):
Net loss attributable to non-controlling interests	-	(55)	-	(32)
Income tax expense	819	1,785	426	3,053
Other expense, net	-	-	-	668
(Gain) loss on equity method investment activity	(2,283)	8,569	2,489	(24,040)
Interest expense and other, net	3,111	3,165	6,275	5,523
Gain from FCC spectrum repack and other	(95)	(2,124)	(141)	(2,176)
Transaction and non-recurring expenses	8,973	1,372	10,118	8,100
Depreciation and amortization	3,335	4,337	10,964	7,002
Stock-based compensation	823	1,490	2,197	2,795
Adjusted EBITDA	$10,772	$12,253	$15,189	$27,965

Selected Financial Data:

(amounts in thousands)

	As of		As of
	June 30, 2022		December 31, 2021
	(Unaudited)		(Audited)
Cash	$28,894		$49,477
Debt (a)	$250,960		$252,288

Leverage ratio (b):	7.0	x	5.2	x
Net leverage ratio (c):	6.2	x	4.2	x

(a) Represents the aggregate principal amount of the debt.

(b) Represents the sum of gross debt divided by Adjusted EBITDA for the last twelve months, including Pantaya’s operating results as of the acquisition date.

(c) Represents gross debt less cash divided by Adjusted EBITDA for the last twelve months, including Pantaya’s operating results as of the acquisition date. This ratio differs from the calculation contained in the Company's amended term loan.

The following table presents estimated subscriber information (unaudited):

	Subscribers (a) (amounts in thousands)
	June 30, 2022	December 31, 2021	June 30, 2021
U.S. Cable Networks:
WAPA America (b)	3,208	3,306	3,448
Cinelatino	3,323	3,445	3,648
Pasiones	3,566	3,690	3,879
Centroamerica TV	3,067	3,172	3,343
Television Dominicana	2,174	2,164	2,246
Total	15,338	15,777	16,564

Latin America Cable Networks:
Cinelatino	13,318	13,678	13,968
Pasiones	15,439	15,383	15,522
Total	28,757	29,061	29,490

(a)   Amounts presented are based on most recent remittances received from our distributors as of the respective dates shown above, which are typically two months prior to the dates shown above.

(b)   Excludes digital basic subscribers.

Non-GAAP Reconciliations

Within Hemisphere’s second quarter 2022 press release, Hemisphere makes reference to the non-GAAP financial measure, “Adjusted EBITDA.” Whenever such information is presented, Hemisphere has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. When presenting Adjusted EBITDA, Hemisphere’s management adds back (deducts) from net (loss) income attributable to Hemisphere Media Group, Inc., net loss attributable to non-controlling interest, depreciation expense, amortization of intangibles, gain from FCC spectrum repack and other, other expense, net, (gain) loss on equity method investment activity, interest expense and other, net, transaction and non-recurring expenses, income tax expense, and stock-based compensation. The specific reasons why Hemisphere’s management believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding Hemisphere’s financial condition, results of its operations and cash flows has been provided in the Form 8-K filed in connection with this press release. A reconciliation of net (loss) income attributable to Hemisphere Media Group, Inc. to Adjusted EBITDA can be found above in the table that sets forth Hemisphere’s financial performance for the three and six months ended June 30, 2022 and 2021.

Proposed Transactions

On May 9, 2022, the Company announced that it has entered into a definitive agreement to be acquired for $7.00 per share in cash by a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. (“Searchlight”). The offer price per share of common stock represents a premium of approximately 86% over Hemisphere's closing share price on May 6, 2022, the last trading day prior to announcement and a premium of approximately 63% over the 30-day volume weighted average share price for the period ended May 6, 2022. Upon completion of the transaction, Hemisphere will become a private company wholly-owned by Gato.

A special committee (the “Special Committee”) of the Board of Directors of Hemisphere (the “Board”), comprised solely of independent and disinterested directors and advised by its own independent legal and financial advisors, unanimously recommended that the Board approve the transaction and determined it was in the best interests of Hemisphere and its disinterested shareholders. Acting upon the recommendation of the Special Committee, the members of the Board unanimously approved the transaction and recommends that shareholders vote in favor of the transaction.

The merger agreement includes a 30-day “go-shop” period that expired on June 7, 2022, during which Hemisphere actively solicited and considered alternative acquisition proposals. Hemisphere does not intend to communicate developments regarding the process unless and until Hemisphere determines that additional disclosure is required or desirable.

The merger is expected to close in the third quarter of 2022, subject to the satisfaction of customary closing conditions, including approval by Hemisphere stockholders, receipt of certain regulatory approvals and the consummation of the Pantaya transaction described below.

On May 9, 2022, the Company entered into an agreement to sell Pantaya to TelevisaUnivision in exchange for $115 million in cash plus TelevisaUnivision’s Puerto Rican radio business, subject to certain adjustments. The prior description is subject to, and is qualified in its entirety by reference to Exhibits 2.1, 2.2, 2.3 and 2.4 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on the date hereof, and is incorporated herein by reference.

Conference Call

In light of the above proposed transactions, as is customary during the pendency of an acquisition, Hemisphere will not be hosting a conference call in conjunction with its second quarter 2022 earnings release. For further detail and discussion of our financial performance, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on the date hereof.

Forward-Looking Statements

Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “might,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, either nationally or in the local markets in which Hemisphere operates, Puerto Rico’s uncertain political climate, as well as delays in the disbursement of earmarked federal funds on the local economy and advertising market, the effects of extreme weather and climate events on Hemisphere’s business as well as Hemisphere’s counterparties, customers, employees, third-party vendors and suppliers, changes in the distribution and viewing of television programming, including the expanded deployment of personal video recorders, subscription and advertising video on demand, internet protocol television, mobile personal devices and personal tablets and their impact on advertising and affiliate revenue, short and long-term migration shifts in Puerto Rico, Hemisphere’s ability to timely and fully recover proceeds under our insurance policies and Hemisphere’s ability to successfully integrate acquired assets, in particular, Pantaya, and achieve anticipated synergies, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in Hemisphere’s reports filed with the Securities and Exchange Commission (“SEC”), including Hemisphere’s quarterly reports on Form 10-Q and its annual report on Form 10-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We may also be faced with unforeseen risks and uncertainties related to the proposed acquisition of the Company by Gato, a portfolio investment of Searchlight. These risks, uncertainties and other factors include, but are not limited to, (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the merger that could reduce the anticipated benefits of or cause the parties to abandon the merger; (2) risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the merger could have adverse effects on the market price of the Company’s common stock; (4) disruption from the merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the merger; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the merger; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (HMTV) is the only publicly traded pure-play U.S. media company targeting the high-growth U.S. Hispanic and Latin American markets with leading television, streaming and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, the leading broadcast television network in Puerto Rico, the leading Spanish-language subscription streaming service in the U.S., a Spanish-language content distribution company and has an ownership interest in a leading broadcast television network in Colombia.

Contact:

Edelman Smithfield for Hemisphere Media Group

Ashley Firlan

917-640-4196

Ashley.Firlan@edelman.com